Exhibit 99.1

Graphite Bio Reports Recent Business Progress and Second Quarter 2021 Financial Results

On track to enroll first patient in Phase 1/2 clinical trial of GPH101 for sickle cell disease in the second half of 2021

Expanded leadership team with hiring of CSO and three new appointments to board of directors

Completed upsized initial public offering of common stock, raising $273.7 million in gross proceeds

SOUTH SAN FRANCISCO, Calif., Aug 12, 2021 – (BUSINESSWIRE) – Graphite Bio, Inc. (Nasdaq: GRPH), a clinical-stage, next-generation gene editing company harnessing high-efficiency precision gene correction to treat or cure serious diseases, today reported recent business progress and second quarter 2021 financial results.

“This has been a transformational period for Graphite Bio as we advance our next-generation gene editing platform to precisely find and replace any gene in the genome. We have built an outstanding team of experienced industry leaders and, with our recent initial public offering, are well-resourced to advance our pipeline into clinical development, led by GPH101, a highly differentiated gene correction approach for sickle cell disease,” said Josh Lehrer, M.Phil., M.D., chief executive officer of Graphite Bio. “We are focused on executing on our mission to develop potential one-time cures for patients who have a wide range of serious and life-threatening diseases, starting with sickle cell. We remain on track to enroll the first patient in our Phase 1/2 clinical trial of GPH101 in the second half of 2021, with initial proof-of-concept data expected by the end of 2022.”

Recent Highlights

•

Completed an upsized initial public offering (IPO) of 16,100,000 shares of common stock, including full exercise of the underwriters’ option to purchase additional shares, resulting in aggregate gross proceeds of $273.7 million, before deducting underwriting discounts and commissions and other offering expenses.

•

Expanded the company’s executive team with the hiring of Jane Grogan, Ph.D., a renowned scientific leader and drug developer in the fields of immunology, oncology and cell therapy, as chief scientific officer. Dr. Grogan leads the company’s research and early development efforts, including the company’s strategy to combine its gene editing technology with novel non-genotoxic hematopoietic stem cell-targeted conditioning regimens.

•	Appointed to the company’s board of directors Dr. Kristen Hege, Smital Shah and Dr. Jo Viney, all experienced biopharma executives with decades of scientific and business leadership expertise.
•

Exclusively licensed patent rights to high fidelity Cas9, an engineered version of Cas9 with significantly reduced off-target activity, including a 30-fold reduction in off-target cleavage for the GPH101 program.

Second Quarter Financial Highlights

•

Cash, Cash Equivalents and Restricted Cash: As of June 30, 2021, cash, cash equivalents and restricted cash totaled $382.1 million, which includes approximately $219.5 million in net proceeds from the company’s June 2021 upsized IPO. An additional amount of approximately $31.9 million in net proceeds from the full exercise of the underwriters’ option to purchase additional shares, which closed on July 2, will be reflected in the company’s third quarter financial results.

•	R&D Expenses: Research and development expenses were $12.7 million for the second quarter of 2021, which includes $0.6 million in stock-based compensation expense.
•	G&A Expenses: General and administrative expenses were $4.9 million for the second quarter of 2021, which includes $1.4 million in stock-based compensation expense.
•	Net Loss: Net loss was $17.5 million, or $3.45 per basic and diluted share, for the quarter ended June 30, 2021.

About Graphite Bio

Graphite Bio is a clinical-stage, next-generation gene editing company harnessing high efficiency precision gene correction to develop a new class of therapies to potentially cure a wide range of serious and life-threatening diseases. Graphite Bio is pioneering a precision gene editing platform that could enable a variety of applications to transform human health and achieve one of medicine’s most elusive goals: to precisely “find & replace” any gene in the genome. Graphite Bio’s platform allows it to precisely correct mutations, replace entire disease-causing genes with normal genes, or insert new genes into predetermined, safe locations. The company was co-founded by academic pioneers in the fields of gene editing and gene therapy, including Maria Grazia Roncarolo, M.D., and Matthew Porteus, M.D., Ph.D.

Forward-Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact, including statements regarding the clinical and therapeutic potential of our gene editing platform and our product candidates, and the timing for enrollment of the first patient in our Phase 1/2 clinical trial of GPH101 and the availability of initial proof-of-concept data, may be deemed to be forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions.

Any forward-looking statements in this press release are based on Graphite Bio’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including the risk that we may encounter delays in patient enrollment and in the initiation, conduct and completion of our planned clinical trials. These risks concerning Graphite Bio’s programs and operations are described in additional detail in its final prospectus for the initial public offering, which was filed with the SEC on June 28, 2021. Graphite Bio explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

GRAPHITE BIO, INC.

Condensed Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Operating expenses*:
Research and development	$12,667	$423	$18,044	$423
General and administrative	4,866	869	8,857	990
Total operating expenses	17,533	1,292	26,901	1,413

Loss from operations	(17,533)	(1,292)	(26,901)	(1,413)
Other income (expense), net:
Other income (expense), net:	4	-	4	-
Related party convertible note interest expense	-	(20)	-	(40)
Change in fair value of the Series A redeemable convertible preferred stock tranche liability	-	-	(10,341)	-
Total other income (expense), net	4	(20)	(10,337)	(40)
Net loss and comprehensive loss	$(17,529)	$(1,312)	$(37,238)	$(1,453)
Net loss per share attributable to common stockholders - basic and diluted	$(3.45)	$(0.56)	$(8.45)	$(1.25)
Weighted-average shares used in computing net loss per share attributable to common stockholders - basic and diluted	5,087,008	2,329,402	4,405,357	1,164,700

* Includes stock-based compensation as follows
Research and development	$614	$-	$811	$-
General and administrative	1,404	1	2,240	1
Total stock-based compensation expense	$2,018	$1	$3,051	$1

GRAPHITE BIO, INC.

Condensed Balance Sheets

(Unaudited)

(In thousands)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$381,965	$19,782
Restricted cash	149	35
Prepaid expenses and other current assets	2,638	1,286
Total current assets	384,752	21,103
Property plant and equipment, net	2,343	1,461
Other assets	11	-
Total assets	$387,106	$22,564
Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$4,046	$630
Accrued compensation	723	466
Accrued expenses and other current liabilities	3,089	1,890
Series A redeemable convertible preferred stock tranche liability	-	29,062
Total current liabilities	7,858	32,048
Other liabilities	64	316
Total liabilities	7,922	32,364
Series A redeemable convertible preferred stock	-	55,608
Stockholders’ equity (deficit):
Common stock	1	-
Additional paid-in capital	487,012	5,183
Accumulated deficit	(107,829)	(70,591)
Total stockholders’ equity (deficit)	379,184	(65,408)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$387,106	$22,564

Company Contact:

Stephanie Yao

VP, Communications and Investor Relations

443-739-1423

syao@graphitebio.com

Investors:

Stephanie Ascher

Stern IR, Inc.

212-362-1200

ir@graphitebio.com

Media:

Christy Curran

Sam Brown, Inc.

615-414-8668

media@graphitebio.com